Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 7, 2025, relating to the financial statements of Siddhi Acquistion Corp., as of December 31, 2024 and for the period from July 5, 2024 (inception) through December 31, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

/s/ WithumSmith+Brown, PC

New York, New York

March 7, 2025